    As filed with the Securities and Exchange Commission on January 15, 1998

                                                   Registration No. 333-
                                                                        --------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                   EVI, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                                            04-2515019
(State or other jurisdiction of                      (I.R.S Employer
incorporation or organization)                        Identification No.)


5 POST OAK PARK, SUITE 1760
     HOUSTON, TEXAS                                      77027-3415
(Address of Principal Executive Offices)                 (Zip Code)



                   TARO INDUSTRIES LIMITED STOCK OPTION PLAN
                            (Full title of the plan)

                            BERNARD J. DUROC-DANNER
                                   EVI, INC.
                          5 POST OAK PARK, SUITE 1760
                           HOUSTON, TEXAS  77027-3415
                    (Name and address of agent for service)

                                 (713) 297-8400
         (Telephone number, including area code, of agent for service)

                        -----------------------------
                                 With Copy to:

                                 Curtis W. Huff
                          Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                           Houston, Texas 77010-3095
                                 (713) 651-5151

                        -----------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================

                                                                 Proposed              Proposed maximum              Amount of
                                           Amount to be       maximum offering        aggregate offering           registration
Title of securities to be registered        registered        price per share(1)          price(1)                      fee
------------------------------------      ---------------       -----------------       ------------------        ----------------
Common Stock, $1.00 par value . .         34,800 shares(2)         $38.94                  $1,355,112                   $400
==================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on January 12, 1998.

(2) Includes an indeterminable number of shares of Common Stock issuable as a result of anti-dilution provisions.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents have been filed by the Company with the Commission and are incorporated herein by reference and shall be deemed a part hereof:

            1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Amendment No. 1 to the Annual Report on Form 10-K on Form 10-K/A;

            2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

            3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

            4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997;

            5. The Company's Current Report on Form 8-K dated December 10, 1996, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated January 23, 1997;

            6.      The Company's Current Report on Form 8-K dated March 17,
1997;

            7.      The Company's Current Report on Form 8-K dated April 25,
1997;

            8. The Company's Current Report on Form 8-K dated May 1, 1997 as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated January 14, 1998;

            9.      The Company's Current Report on Form 8-K dated August 25,
1997;

            10. The Company's Current Report on Form 8-K dated October 20, 1997, as amended by Amendment No. 1 to the Current Report on Form 8-K on Form 8-K/A dated October 21, 1997;

            11.     The Company's Current Report on Form 8-K dated October 24,
1997;

            12.     The Company's Current Report on Form 8-K dated November 5,
1997;

            13.     The Company's Current Report on Form 8-K dated November 12,
1997;

            14.     The Company's Current Report on Form 8-K dated November 18,
1997;

            15.     The Company's Current Report on Form 8-K dated November 24,
1997;

            16.     The Company's Current Report on Form 8-K dated December 2,
1997;

            17. The Company's Current Report on Form 8-K dated December 31, 1997; and

            18. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (filed May 19, 1994) and as amended by the Company's

Registration Statement on Form S-3 (Registration No. 333-12367), including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Certain legal matters in connection with the securities registered hereby are being passed upon for the Registrant by Fulbright & Jaworski L.L.P., Houston, Texas. Uriel E. Dutton, a director of the Registrant, is a partner in the firm of Fulbright & Jaworski L.L.P. Mr. Dutton currently holds options to purchase 70,000 shares of Common Stock, which options were granted to him pursuant to the Registrant's Non-Employee Director Stock Option Plan.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

            Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify each officer and director of the Company against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of the Company provide for indemnification of each officer and director of the Company to the fullest extent permitted by Delaware law. Messrs. David J. Butters, Eliot M. Fried and Robert B. Millard, employees of Lehman Brothers Inc. ("Lehman"), constitute three of the eight members of the Board of Directors of the Company. Under the restated certificates of incorporation, as amended to date, of Lehman and its parent, Lehman Brothers Holdings Inc. ("Holdings"), both Delaware corporations, Messrs. Butters, Fried and Millard, in their capacity as directors of the Company, are to be indemnified by Lehman and Holdings to the fullest extent permitted by Delaware law. Messrs. Butters, Fried and Millard are serving as directors of the Company at the request of Lehman and Holdings.

            Section 145 of the Delaware General Corporation Law also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company has purchased and maintains a directors' and officers' liability policy for such purposes. Messrs. Butters, Fried and Millard are insured against certain liabilities which they may incur in their capacity as directors pursuant to insurance maintained by Holdings.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


ITEM 8.     EXHIBITS.

            4.1 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit No. 3.1 to Form 8-K, File 1-13086, dated May 13, 1997).
            4.2 By-laws of the Company, as amended (incorporated by reference to Exhibit No. 3.2 to Form 10-K, File 1-13086, filed March 1, 1994).
            4.3 Amended and Restated Credit Agreement among Energy Ventures, Inc., the Subsidiary Guarantors defined therein, the Lenders defined therein and The Chase Manhattan Bank dated as of December 6, 1996, including the form of Note (incorporated by reference to Exhibit No. 4.1 to Form 8-K, File 1-13086, filed December 26, 1996).
            *4.4 First Amendment to Amended and Restated Credit Agreement dated as of August 8, 1997, by and between EVI, Inc., the Subsidiary Guarantors defined therein and The Chase Manhattan Bank and the other lenders defined therein.
            4.5 Second Amendment to Amended and Restated Credit Agreement by and between EVI, Inc., the Subsidiary Guarantors defined therein and The Chase Manhattan Bank and the other lenders defined therein dated as of October 23, 1997 (incorporated by reference to Exhibit No. 4.2 to Form 8-K, File 1-13086, filed December 31, 1997).
            4.6 Indenture dated March 15, 1994, among Energy Ventures, Inc., as Issuer, the Subsidiary Guarantors party thereto, as Guarantors, and Chemical Bank, as Trustee (incorporated by reference to Form 8-K, File 1-13086, filed April 5, 1994).
            4.7 Specimen 10 1/4% Senior Note due 2004 of Energy Ventures, Inc. (incorporated by reference to Form 8-K, File 1-13086, filed April 5, 1994).
            4.8 First Supplemental Indenture by and among Energy Ventures, Inc., Prideco and Chemical Bank, as trustee, dated June 30, 1995 (incorporated by reference to Exhibit No. 4.4 to the Registration Statement on Form S-3; Registration No. 33-61933).
            4.9 Second Supplemental Indenture by and among Energy Ventures, Inc., EVI Arrow, Inc., EVI Watson, Inc. and The Chase Manhattan Bank, as trustee, dated effective as of December 6, 1996 (incorporated by reference to Exhibit 4.6 to Form 10-K, File 1-13086, filed March 20, 1997).
            4.10 Third Supplemental Indenture by and among EVI, Inc., Ercon, Inc. and The Chase Manhattan Bank, as trustee, dated effective as of May 1, 1997 (incorporated by reference to Exhibit 99.2 to Form 8-K, File 1-13086, filed October 27,
                    1997).

            4.11    Fourth Supplemental Indenture by and among EVI, Inc., XLS
                    Holding, Inc., XL Systems, Inc. and The Chase Manhattan
                    Bank, as trustee, dated effective as of August 25, 1997
                    (incorporated by reference to Exhibit 99.3 to Form 8-K,
                    File 1-13086, filed October 27, 1997).
            4.12    Fifth Supplemental Indenture by and between EVI, Inc. and
                    The Chase Manhattan Bank dated as of December 12, 1997
                    (including the Form of Note and Form of Exchange Note)
                    (incorporated by reference to Exhibit 4.1 to Form 8-K,
                    File 1-13086, filed December 31, 1997).
            4.13    Indenture dated as of October 15, 1997, between EVI, Inc.
                    and The Chase Manhattan Bank, as Trustee (incorporated by
                    reference to Exhibit 4.1 to Form 8-K, File 1-13086, filed
                    November 5, 1997).
            4.14    First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee
                    (including form of Debenture) (incorporated by reference
                    to Exhibit 4.2 to Form 8-K, File 1-13086, filed November 5,
                    1997).
            *4.15   Taro Industries Limited Stock Option Plan.
            *5.1    Opinion of Fulbright & Jaworski L.L.P.
            *23.1   Consent of Fulbright & Jaworski L.L.P. (included in
                    Exhibit 5.1).
            *23.2   Consent of Arthur Andersen LLP, with respect to the
                    financial statements of EVI, Inc.
            *23.3   Consent of Arthur Andersen LLP, with respect to the
                    financial statements of Tubular Corporation of America.
            *23.4   Consent of Arthur Andersen LLP, with respect to the
                    GulfMark Retained Assets' financial statements.
            *24.1   Powers of Attorney from certain members of the Board of
                    Directors of the Company (contained on page II-6).

-----------------------------------
*  Filed herewith.

         As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 15, 1998.


                                   EVI, INC.


                                   By: /s/ Bernard J. Duroc-Danner
                                      ----------------------------
                                           Bernard J. Duroc-Danner
                                   President, Chief Executive Officer
                                   and Director
                                   (Principal Executive Officer)

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and James G. Kiley, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                     Title                            Date
       ---------                                     -----                            ----

  /s/ Bernard J. Duroc-Danner              President, Chief Executive            January 15, 1998
-------------------------------                Officer and Director
      Bernard J. Duroc-Danner            (Principal Executive Officer)

        /s/ James G. Kiley                      Vice President and               January 15, 1998
-------------------------------             Chief Financial Officer
          James G. Kiley                 (Principal Financial Officer)


       /s/ Frances R. Powell              Vice President, Accounting             January 15, 1998
-------------------------------                and Controller
        Frances R. Powell               (Principal Accounting Officer)


       /s/ David J. Butters                     Director and                      January 15, 1998
-------------------------------             Chairman of the Board
         David J. Butters

        /s/ Uriel E. Dutton                      Director                        January 15, 1998
-------------------------------
          Uriel E. Dutton


        /s/ Eliot M. Fried                       Director                        January 15, 1998
-------------------------------
          Eliot M. Fried

       /s/ Sheldon S. Gordon                     Director                        January 15, 1998
-------------------------------
         Sheldon S. Gordon


       /s/ Sheldon B. Lubar                      Director                        January 15, 1998
-------------------------------
         Sheldon B. Lubar


       /s/ Robert B. Millard                     Director                        January 15, 1998
-------------------------------
         Robert B. Millard


        /s/ Robert A. Rayne                      Director                        January 15, 1998
-------------------------------
          Robert A. Rayne

                               INDEX TO EXHIBITS

         Number                           Exhibit
         ------                           -------
            4.1     Restated Certificate of Incorporation of the Company, as
                    amended (incorporated by reference to Exhibit No. 3.1 to
                    Form 8-K, File 1-13086, dated May 13, 1997).
            4.2     By-laws of the Company, as amended (incorporated by
                    reference to Exhibit No. 3.2 to Form 10-K, File 1-13086,
                    filed March 1, 1994).
            4.3     Amended and Restated Credit Agreement among Energy Ventures,
                    Inc., the Subsidiary Guarantors defined therein, the
                    Lenders defined therein and The Chase Manhattan Bank dated as of December 6, 1996, including the form of Note
                    (incorporated by reference to Exhibit No. 4.1 to Form 8-K,
                    File 1-13086, filed December 26, 1996).
            *4.4    First Amendment to Amended and Restated Credit Agreement
                    dated as of August 8, 1997, by and between EVI, Inc., the
                    Subsidiary Guarantors defined therein and The Chase
                    Manhattan Bank and the other lenders defined therein.
            4.5     Second Amendment to Amended and Restated Credit Agreement
                    by and between EVI, Inc., the Subsidiary Guarantors defined therein and The Chase Manhattan Bank and the other lenders defined therein dated as of October 23, 1997 (incorporated by reference to Exhibit No. 4.2 to Form 8-K, File 1-13086, filed December 31, 1997).
            4.6     Indenture dated March 15, 1994, among Energy Ventures, Inc., as Issuer, the Subsidiary Guarantors party thereto, as
                    Guarantors, and Chemical Bank, as Trustee (incorporated by reference to Form 8-K, File 1-13086, filed April 5, 1994).
            4.7     Specimen 10 1/4% Senior Note due 2004 of Energy Ventures,
                    Inc. (incorporated by reference to Form 8-K, File 1-13086, filed April 5, 1994).
            4.8     First Supplemental Indenture by and among Energy Ventures,
                    Inc., Prideco and Chemical Bank, as trustee, dated June 30,
                    1995 (incorporated by reference to Exhibit No. 4.4 to the
                    Registration Statement on Form S-3; Registration No.
                    33-61933).
            4.9     Second Supplemental Indenture by and among Energy Ventures,
                    Inc., EVI Arrow, Inc., EVI Watson, Inc. and The Chase
                    Manhattan Bank, as trustee, dated effective as of December
                    6, 1996 (incorporated by reference to Exhibit 4.6 to Form
                    10-K, File 1-13086, filed March 20, 1997).
            4.10    Third Supplemental Indenture by and among EVI, Inc., Ercon,
                    Inc. and The Chase Manhattan Bank, as trustee, dated
                    effective as of May 1, 1997 (incorporated by reference to
                    Exhibit 99.2 to Form 8-K, File 1-13086, filed October 27,
                    1997).
            4.11    Fourth Supplemental Indenture by and among EVI, Inc., XLS
                    Holding, Inc., XL Systems, Inc. and The Chase Manhattan
                    Bank, as trustee, dated effective as of August 25, 1997
                    (incorporated by reference to Exhibit 99.3 to Form 8-K,
                    File 1-13086, filed October 27, 1997).
            4.12    Fifth Supplemental Indenture by and between EVI, Inc. and
                    The Chase Manhattan Bank dated as of December 12, 1997
                    (including the Form of Note and Form of Exchange Note)
                    (incorporated by reference to Exhibit 4.1 to Form 8-K,
                    File 1-13086, filed December 31, 1997).
            4.13    Indenture dated as of October 15, 1997, between EVI, Inc.
                    and The Chase Manhattan Bank, as Trustee (incorporated by
                    reference to Exhibit 4.1 to Form 8-K, File 1-13086, filed
                    November 5, 1997).
            4.14    First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee
                    (including form of Debenture)

                    (incorporated by reference to Exhibit 4.2 to Form 8-K,
                    File 1-13086, filed November 5, 1997).
        *4.15       Taro Industries Limited Stock Option Plan.
        *5.1        Opinion of Fulbright & Jaworski L.L.P.
       *23.1        Consent of Fulbright & Jaworski L.L.P. (included in
                    Exhibit 5.1).
       *23.2        Consent of Arthur Andersen LLP, with respect to the
                    financial statements of EVI, Inc.
       *23.3        Consent of Arthur Andersen LLP, with respect to the
                    financial statements of Tubular Corporation of America.
       *23.4        Consent of Arthur Andersen LLP, with respect to the
                    GulfMark Retained Assets' financial statements.
       *24.1        Powers of Attorney from certain members of the Board of
                    Directors of the Company (contained on page II-6).

------------------------------------
*  Filed herewith.

         As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.